UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2012

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, Brian Ratzan resigned as a member of the Board of Directors of Del Monte Corporation (the “Company”) and as the Chairman of the Audit Committee of the Board of Directors of the Company. In addition, on January 25, 2012, Iain Leigh resigned as a member of the Board of Directors of the Company. Further, on January 20, 2012 and January 25, 2012, respectively, Messrs. Ratzan and Leigh each resigned as a member of the board of directors of Blue Acquisition Group, Inc. (“Parent”), which owns all the outstanding common stock of the Company, and as a member of the board of managers of Blue Holdings GP, LLC, which acts as the general partner of Blue Holdings I, L.P. (which owns substantially all the outstanding shares of common stock of Parent).

Pursuant to an amended and restated limited liability company agreement (the “LLC Agreement”) among the members of Blue Holdings GP, LLC, affiliates of each of Kohlberg Kravis Roberts & Co. L.P. and Vestar Capital Partners (“Vestar”) have the right to designate three managers of Blue Holdings GP, LLC; affiliates of Centerview Capital, L.P. have the right to designate two managers of Blue Holdings GP, LLC; and affiliates of AlpInvest Partners (“AlpInvest”) have the right to designate one manager of Blue Holdings GP, LLC. The LLC Agreement further provides that the members of Blue Holdings GP, LLC will seek to ensure, to the extent permitted by law, that each of the managers of Blue Holdings GP, LLC also is a member of the board of directors of Parent. The membership of the board of directors of the Company tracks the membership of the board of directors of Parent.

Mr. Ratzan had been designated as a member of the board of managers of Blue Holdings GP, LLC by Vestar and accordingly Vestar was entitled to designate his replacement. Mr. Leigh had been designated as a member of the board of managers of Blue Holdings GP, LLC by AlpInvest and accordingly AlpInvest was entitled to designate his replacement.

Vestar designated James Kelley as a member of the board of managers of Blue Holdings GP, LLC effective January 20, 2012, and AlpInvest designated Richard Dunne as a member of the board of managers of Blue Holdings GP, LLC effective January 25, 2012. Consistent with the LLC Agreement, Blue Holdings I, L.P. elected Messrs. Kelley and Dunne to the board of directors of Parent and Parent elected Messrs. Kelley and Dunne to the Board of Directors of the Company, effective January 20, 2012, with respect to Mr. Kelley, and January 25, 2012, with respect to Mr. Dunne.

Mr. Kelley is a Managing Director of Vestar and was a founding partner of the firm. Mr. Dunne is a Principal at AlpInvest. Because Messrs. Kelley and Dunne are affiliated with Vestar and AlpInvest, respectively, transactions with Vestar or AlpInvest, or affiliates of Vestar or AlpInvest, may be considered related person transactions. For information regarding such transactions, please see the discussion set forth in “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in the Company’s Annual Report on Form 10-K for the period ended May 1, 2011 and incorporated herein by reference. Neither Messrs. Kelley nor Dunne will receive any separate compensation from the Company for service on the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ Julie G. Ruehl
Name:	Julie G. Ruehl
Title:	Vice President and Chief Accounting Officer

Date: January 26, 2012